Exhibit 10.10


                     SEVERANCE AND GENERAL RELEASE AGREEMENT
                     ---------------------------------------

            This SEVERANCE AND GENERAL RELEASE AGREEMENT ("Agreement") is made and entered into as of November 4, 2003, by and between Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), and Avi Eden, an individual (the "Executive").

                              W I T N E S S E T H:


            WHEREAS, Executive is currently a member of the Board of Directors, a Vice Chairman of the Board of Directors and an Executive Vice President of Vishay;

            WHEREAS, Executive desires to resign his employment with Vishay, effective as of the date hereof, and Vishay desires to accept such resignation, subject to the terms and conditions set forth below;

            NOW, THEREFORE, Vishay and Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1. Resignation. In consideration of the terms and conditions of this Agreement, Executive will cease to serve in any executive positions of Vishay, including as a member of the Board of Directors, a Vice Chairman of the Board of Directors and an Executive Vice President of Vishay, and will terminate his employment with Vishay, effective as of the date hereof. In addition, Executive shall resign from all positions with any subsidiaries of Vishay as and when requested by Vishay from time to time following the date hereof.

2. Consideration. In consideration of Executive's past services to Vishay, and in consideration for entering into this Agreement, Vishay agrees to pay Executive the consideration set forth below.

         (a) Bonus. Vishay shall pay Executive three-quarters (3/4) of the performance-based annual cash and/or stock bonus that would otherwise have been payable to Executive for the calendar year ended December 31, 2003, as described in the "Report on Executive Compensation" in Vishay's proxy statement dated April 21, 2003 under the section entitled "Executive Officers and Key Management" and at the time that such bonus would otherwise have been payable.

         (b) Additional Payments.

             (i) Vishay shall pay Executive a lump sum cash payment of $1,000,000, payable within fifteen (15) days of the date hereof.

             (ii) Vishay shall pay Executive an aggregate of $1,400,000, payable in 108 equal monthly installments of $12,962.96 commencing in January, 2004, in accordance with Vishay's standard payroll practices for employees in Malvern, Pennsylvania (i.e. monthly, bi-monthly or bi-weekly as the case may be).

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         (c) Automobile Lease. Executive shall be permitted to use the BMW automobile which Vishay has leased for Executive's use, and Vishay shall pay or reimburse Executive for all expenses related thereto, until the lease expires, at which time Executive shall immediately return such automobile to Vishay.

         (d) Restricted Shares. On the later of November 3, 2003 and two days after the release of Vishay's earnings for the fiscal quarter ended September 30, 2003, all contractual restrictions on shares of common stock of Vishay held by Executive pursuant to the Vishay Employee Stock Plan shall lapse and such shares of common stock shall become fully vested and nonforfeitable. At Executive's request, Vishay shall promptly remove any legends on Executive's shares of common stock relating to the foregoing restrictions.

         (e) Continuation of Benefits. From the date hereof until December 31, 2003, Vishay shall continue to include Executive in its group welfare plans, including term life insurance, medial insurance and long-term disability insurance. If, however, Vishay is unable to include Executive in its group welfare plans under the terms of such plans, Vishay shall reimburse Executive for the reasonable cost of obtaining substantially equivalent coverage during such period.

         (f) No Impairment of Accrued Benefits. Nothing in this Agreement shall adversely affect Executive's right to receive any benefits earned prior to the date hereof under any employee benefit plan of Vishay, including, but not limited to, any pension profit sharing or deferred compensation plan, whether or not "qualified" under the Internal Revenue Code. All such benefits shall be paid to Executive in accordance with the terms of each plan in which Executive participates prior to the date hereof.

3.       Acceleration of Payments. All amounts payable to Executive pursuant to
Section 2(b)(ii) shall be accelerated and the entire balance shall become immediately due and payable upon written notice from Executive to Vishay upon the occurrence of any of the following events:

         (a) Vishay defaults in its obligation to make payment when due of any of the installments provided for in Section 2(b)(ii), and fails to cure said payment default within thirty (30) days after receipt of notice thereof;

         (b) Vishay declares itself bankrupt or insolvent under any federal or state bankruptcy or insolvency law, or an involuntary petition in bankruptcy is filed against Vishay and is not withdrawn or dismissed within thirty (30) days of filing thereof; or

         (c) A "Fundamental Change" has occurred, as defined in Section 4.09(a) of the indenture governing Vishay's 3-5/8% Convertible Subordinated Notes due 2003, as in effect on the date hereof (without giving effect, however, to the exclusions provided in the final clauses (i) and (ii) of such definition), and such Fundamental Change has not been approved by a majority of the "Continuing Directors" of Vishay, as defined Section 1.01 of such indenture.

4. Withholding Taxes. Vishay may withhold from all payments due to Executive under this Agreement all taxes which, by applicable federal, state, local or other law, Vishay is required to withhold therefrom.

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5.       Payments Upon Death. In the event of Executive's death, all unpaid amounts due to Executive under this Agreement shall be paid to Executive's surviving spouse or to Executive's estate if Executive has no surviving spouse in accordance with the terms of this Agreement, without acceleration, except as provided in Section 3.

6. Indemnification. Executive shall be indemnified by Vishay, to the fullest extent permitted under applicable law and Vishay's Certificate of Incorporation and By-laws as in effect on the date hereof, against reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil or investigative in nature, to which he is made a party by reasons of his employment by Vishay. In addition, for a period of not less than six (6) years following the date hereof, Vishay shall use its commercially reasonable efforts to continue to include Executive as a named insured under Vishay's director and officer insurance policy for all periods during which Executive served or serves as a director or officer of Vishay or any of its subsidiaries with coverage at least equal to that applicable to directors and officers of Vishay and its subsidiaries generally.

7.       Releases.

         (a) Executive. In exchange for and in consideration of the promises, covenants and agreements set forth herein, and as a material inducement to Vishay to enter into this Agreement, Executive, for himself and his executors, administrators, heirs and assigns, unconditionally and forever releases and discharges Vishay, together with its past, present and future parents, subsidiaries (whether wholly- or partially-owned, direct or indirect), affiliates and divisions, and each of their respective past, present and future officers, directors, agents, employees, shareholders, predecessors, successors and assigns, in their respective capacities, as officers, directors, agents, employees, shareholders, predecessors, successors and assigns (in each case, where applicable, in both their personal and corporate capacities) (collectively, the "Company Released Persons"), jointly and severally, to the maximum extent permitted by law, from any and all Claims (as defined below) which any of them has or may have for any period up to and including the date hereof.

         (b) Vishay. In exchange for and in consideration of the promises, covenants and agreements set forth herein, and as a material inducement to Executive to enter into this Agreement, Vishay, for itself and its respective past, present and future corporate parents, subsidiaries and controlled affiliates, unconditionally and forever releases and discharges Executive and his executors, administrators, heirs and assigns (collectively, the "Executive Covered Persons"), jointly and severally, to the maximum extent permitted by law, from any and all Claims (as defined below) which any of them has or may have for any period up to and including the date hereof.

         (c) Claims. For purposes of this Section 7, "Claims" means any and all manner of claims, demands, causes of action, suits, judgments, executions, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, suspected or unsuspected and whether or not discoverable, that Executive or Vishay now have, may have, or at any time had, against any Company Released Person or Executive Released Person. The foregoing notwithstanding, the term "Claims" does not include (i) any claims arising out of or

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based upon this Agreement or the Consulting and Non-Competition Agreement, of
even date herewith, between Vishay and Executive (the "Consulting Agreement"),
(ii) any rights Executive may have to indemnification under Vishay's Certificate of Incorporation, By-laws, directors and officers liability insurance, this Agreement or the Consulting Agreement, or (iii) any claims arising out of criminal acts that as a matter of law cannot be released as against public policy.

         (d) Unenforceability of Release. Upon a finding by a court of competent jurisdiction or arbitrator that a release or waiver of Claims provided for by this Section 7 is illegal, void or unenforceable, Vishay or Executive, as the case may be, may require the other party to promptly execute a release that is legal and enforceable, so long as said release does not expand the scope of the initial release found to be unenforceable.

8. Representation of Counsel; Reliance. Executive acknowledges and agrees that (i) Executive has had the opportunity to consult with and be advised by the attorneys of his choice prior to executing this Agreement, (ii) the signing of this Agreement by Executive is voluntary, (iii) Executive fully understands all of the provision of this Agreement, and (iv) in executing this Agreement, Executive does not rely on any representation or statement not set forth in this Agreement made by any representative of Vishay with regard to the subject matter, basis, or effect of this Agreement.

9.       Miscellaneous.

         (a) No Liability. In executing this Agreement, Executive and Vishay do not admit any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation or violation of any federal, state or local law, rule or regulation.

         (b) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be sent either (i) by personal delivery to the party entitled thereto, (ii) by facsimile with confirmation of receipt, or (iii) by registered or certified mail, return receipt requested. The notice, consent request or other communication shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission, or, if mailed, three (3) days after mailing. Any notice, consent, request or other communication made or given in accordance with the Agreement shall be made to those listed below at their following respective addresses or at such other address as each may specify by notice to the other:

            To Vishay:

                          Vishay Intertechnology, Inc.
                          63 Lincoln Highway
                          Malvern, Pennsylvania 19355
                          Attention:  Secretary
                          Facsimile No.: (610) 889-2161


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            To Executive:

                        Avi Eden
                        [Personal address omitted]

         (c) Fees and Expenses. Each of the parties shall bear its own fees and expenses incurred in connection with the negotiation of this Agreement.

         (d) Full Settlement. Vishay's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Vishay may have against Executive or others. In no event shall Executive be obligated to take any action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment or compensation.

         (e) Successors.

             (i) This Agreement is personal to Executive and, without the prior written consent of Vishay, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's heirs and legal representatives.

             (ii) This Agreement shall inure to the benefit of and be binding upon Vishay and its successors and assigns.

             (iii) Vishay shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Vishay expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Vishay would have been required to perform if no such succession had taken place. As used in this Agreement, "Vishay" shall mean both Vishay as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         (f) Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of Vishay or Executive in the exercise


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of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Vishay or Executive of any such right or remedy shall preclude other or further exercise thereof.

         (g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to the principles of conflicts of law.

         (i) Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

         (j) Titles and Captions. All Section titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

         (k) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same instrument.



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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Severance and General Release Agreement as of the day and year first above written.

                              VISHAY INTERTECHNOLOGY, INC.


                              /s/ Felix Zandman
                              ----------------------------------
                              By: Felix Zandman
                              Title: Chairman of the Board and
                                     Chief Executive Officer


                              EXECUTIVE:


                              /s/ Avi Eden
                              ---------------------------------
                              Avi Eden




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